                                                                   Exhibit 10.50


                                                                  EXECUTION COPY










                      GENERAL CABLE CAPITAL FUNDING, INC.,
                                  as Purchaser,

                         GENERAL CABLE INDUSTRIES, INC.,
                               as Master Servicer

                                       and

                         GENERAL CABLE INDUSTRIES, INC.
                   AND THE OTHER WHOLLY OWNED SUBSIDIARIES OF
                     GENERAL CABLE CORPORATION NAMED HEREIN,
                                   as Sellers



                       -----------------------------------

                           RECEIVABLES SALE AGREEMENT

                             Dated as of May 9, 2001

                            ------------------------



                                                 TABLE OF CONTENTS

ARTICLE I         DEFINITIONS.....................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions...................................................................4

ARTICLE II        PURCHASE AND SALE OF RECEIVABLES................................................................5
         2.1      Purchase and Sale of Receivables................................................................5
         2.2      Purchase Price..................................................................................6
         2.3      Payment of Purchase Price.......................................................................6
         2.4      No Right to Repurchase..........................................................................8
         2.5      Rebates, Adjustments, Returns and Reductions, Modifications.....................................8
         2.6      Limited Repurchase Remedy; Special Indemnification..............................................8
         2.7      Obligations Unaffected.........................................................................10
         2.8      Certain Charges................................................................................10
         2.9      Certain Allocations............................................................................10

ARTICLE III       CONDITIONS TO PURCHASE AND SALE................................................................11
         3.1      Conditions Precedent to the Company's Initial Purchase of Receivables..........................11
         3.2      Conditions Precedent to All the Company's Purchases of Receivables.............................12
         3.3      Conditions Precedent to Sellers' Obligations...................................................13
         3.4      Conditions Precedent to the Addition of a Seller...............................................13

ARTICLE IV        REPRESENTATIONS AND WARRANTIES.................................................................14
         4.1      Representations and Warranties of the Sellers Relating to the Sellers..........................14
         4.2      Representations and Warranties of the Sellers Relating to the
                  Agreement and the Receivables..................................................................18

ARTICLE V         AFFIRMATIVE COVENANTS..........................................................................19
         5.1      Certificates; Accounting Treatment.............................................................19
         5.2      Compliance with Laws, etc......................................................................20
         5.3      Preservation of Corporate Existence............................................................20
         5.4      Visitation Rights..............................................................................20
         5.5      Keeping of Records and Books of Account........................................................20
         5.6      Location of Records............................................................................21
         5.7      Master Record..................................................................................21
         5.8      Policies.......................................................................................21
         5.9      Obligations....................................................................................21
         5.10     Collections....................................................................................21
         5.11     Furnishing Copies, etc.........................................................................22

                                                 TABLE OF CONTENTS (Continued)

         5.12     Obligations with Respect to Obligors and Receivables...........................................22
         5.13     Responsibilities of the Sellers................................................................22
         5.14     Further Action.................................................................................22
         5.15     Certain Procedures.............................................................................24
         5.16     ERISA; Taxes...................................................................................24

ARTICLE VI        NEGATIVE COVENANTS.............................................................................25
         6.1      Liens..........................................................................................25
         6.2      Extension or Amendment of Receivables..........................................................25
         6.3      Change in Payment Instructions to Obligors.....................................................25
         6.4      Change in Name.................................................................................26
         6.5      Policies.......................................................................................26
         6.6      Modification of Ledger.........................................................................26
         6.7      Business of the Sellers........................................................................26
         6.8      Accounting of Purchases........................................................................26
         6.9      Instruments....................................................................................26
         6.10     Ineligible Receivables.........................................................................26

ARTICLE VII                PURCHASE TERMINATION EVENTS...........................................................27
         7.1      Termination Events.............................................................................27

ARTICLE VIII THE SUBORDINATED NOTE...............................................................................29
         8.1      Subordinated Note..............................................................................30
         8.2      Restrictions on Transfer of Subordinated Note..................................................30

ARTICLE IX        MISCELLANEOUS..................................................................................30
         9.1      Further Assurances.............................................................................30
         9.2      Payments.......................................................................................31
         9.3      Costs and Expenses.............................................................................31
         9.4      Successors and Assigns.........................................................................32
         9.5      Governing Law..................................................................................32
         9.6      No Waiver; Cumulative Remedies.................................................................32
         9.7      Amendments and Waivers.........................................................................32
         9.8      Severability...................................................................................33
         9.9      Notices........................................................................................33
         9.10     Counterparts...................................................................................34
         9.11     Construction of Agreement as Security Agreement................................................34
         9.12     Waivers of Jury Trial..........................................................................34
         9.13     Jurisdiction; Consent to Service of Process....................................................34
         9.14     Addition of Sellers............................................................................35


         9.15     Optional Termination of a Seller...............................................................35
         9.16     No Bankruptcy Petition.........................................................................37
         9.17     Termination....................................................................................37
         9.18     Confidentiality................................................................................37

                                    SCHEDULES
                                    ---------

Schedule 1                 Executive Offices/Rev. Art. 9 Location
Schedule 2                 Lock Boxes/Lockbox Accounts/Concentration Account
Schedule 3                 Discounted Percentage

                                    EXHIBITS
                                    --------

Exhibit A                  Additional Seller Supplement
Exhibit B                  Trade Names
Exhibit C                  Form of Subordinated Note

         RECEIVABLES SALE AGREEMENT, dated as of May 9, 2001, among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (the "Parent"), and each of the other subsidiaries of General Cable Corporation from time to time parties to this Agreement (together with Parent, the "Sellers"), GENERAL CABLE INDUSTRIES, INC., as master servicer (in such capacity, the "Master Servicer"), and GENERAL CABLE CAPITAL FUNDING, INC., a Delaware corporation (the "Company").

                                   BACKGROUND
                                   ----------

         A. Each Seller generates accounts receivable in the ordinary course of its business.

         B. On the terms and conditions set forth in this Agreement, each Seller desires to sell to the Company, and the Company is willing to purchase from each Seller, all of such Seller's right, title and interest in, to and under the Receivables (as defined in the Pooling Agreement referred to below) now existing or from time to time created hereafter.

         C. The Master Servicer, the Company and The Chase Manhattan Bank, as Trustee, have entered into a Master Pooling and Servicing Agreement, dated as of May 9, 2001 (as amended, modified or supplemented from time to time, the "Pooling Agreement") in order to create a master trust into which the Company will transfer to the Trustee, all of the Company's right, title and interest in, to and under the Receivables (as defined in the Pooling Agreement) and certain other assets now or hereafter owned by the Company.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties to this Agreement agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in ARTICLE I of the Pooling Agreement; and the following terms shall have the following meanings:

         "Additional Seller Supplement" shall mean an agreement substantially in the form of Exhibit A by which an additional Subsidiary of General Cable Corporation becomes a Seller party to this Agreement.

         "Adjusted Discount Rate" shall have the meaning specified in Schedule 3 to this

Agreement.

         "AGREEMENT" shall mean this Receivables Sale Agreement, as amended, supplemented or otherwise modified from time to time.

         "BASE RATE" shall mean for any day, a rate per annum equal to the "PRIME RATE" as published in the WALL STREET JOURNAL on the following Business Day under the heading "MONEY RATES".

         "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "DILUTION ADJUSTMENT" shall have the meaning specified in Section 2.5.

         "DISCOUNTED PERCENTAGE" shall have the meaning specified in SCHEDULE 3.

         "DOCUMENTS" shall have the meaning specified in subsection
5.14(d)(iii).

         "EARLY TERMINATION" shall have the meaning specified in Article VII.

         "EFFECTIVE DATE" shall mean the date hereof or, with respect to any Seller other than Parent, such later date on which all of the conditions in
Section 3.4 and Section 9.14 of this Agreement and any applicable condition to the addition of any additional Seller in any Supplement have been satisfied.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Internal Revenue Code.

         "INDEMNIFICATION EVENT" shall have the meaning specified in subsection 2.6(b).

         "INDEMNIFIED LIABILITIES" shall have the meaning specified in Section 9.3.

         "LIABILITIES" shall have the meaning specified in Section 9.3

         "MAJORITY-OWNED" shall mean, as to any Person, the ownership of a majority in economic interest and voting control of such Person's equity or similar ownership interests.

         "MULTI-EMPLOYER PLAN" shall mean with respect to any Person, a multi-employer plan as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "PAYMENT DATE" shall have the meaning specified in subsection 2.3(a).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

          "PLAN" shall mean, with respect to any Person, any pension plan (other than a Multi- Employer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Internal Revenue Code which is maintained for employees of such Person or any ERISA Affiliate of such Person.

         "POOLING AGREEMENT" shall have the meaning specified in the preamble hereto.

          "POTENTIAL PURCHASE TERMINATION EVENT" shall mean any condition or act specified in Article VII that, with the giving of notice or the lapse of time or both, would become a Purchase Termination Event.

         "PURCHASE PRICE" shall have the meaning specified in Section 2.2.

         "PURCHASE TERMINATION EVENT" shall have the meaning specified in
Article VII.

         "PURCHASED RECEIVABLE" shall mean any Receivable sold to the Company by any Seller pursuant to, and in accordance with the terms of, this Agreement and not resold to such Seller pursuant to Section 2.6.

          "REPORTABLE EVENT" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code).

         "REPURCHASE EVENT" shall have the meaning specified in Section 2.6(a).

         "SALE DOCUMENTS" shall mean this Agreement and the Subordinated Note.

         "SALES TERMINATION DATE" shall have the meaning specified in Section 9.15(b).

         "SELLER ADJUSTMENT PAYMENT" shall have the meaning specified in Section 2.5.

         "SELLER INDEMNIFICATION PAYMENT" shall have the meaning specified in
Section 2.6(b).

         "SELLER REPURCHASE PAYMENT" shall have the meaning specified in Section 2.6(a).

         "SERIES 2001-1 SUPPLEMENT" shall mean the Series 2001-1 Supplement, dated as of the date hereof, among the Company, the Master Servicer and The Chase Manhattan Bank, as Trustee, as amended, supplemented or otherwise modified from time to time.

         "SUBORDINATED NOTE" shall have the meaning specified in Section 8.1.

         "WITHDRAWAL LIABILITY" shall mean liability to a Multi-Employer Plan as a result of a complete or partial withdrawal from such Multi-Employer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         1.2      OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement or the Pooling Agreement shall have the defined meanings when used in any notes, certificates or other document made or delivered pursuant to this Agreement unless otherwise defined therein.

                  (b) As used herein and in any note, certificate or other document made or delivered pursuant to this Agreement or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section
1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

                  (c) The words "HEREOF", "HEREIN" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                  (d) The definitions contained in Section 1.1 are applicable to the singular as well as the plural forms of such terms and to the masculine, the feminine and the neuter genders of such terms.

                  (e) Where reference is made in this Agreement or the Pooling Agreement to the principal amount of Receivables, such reference shall, unless explicitly stated otherwise, be deemed a reference to the Principal Amount (as such term is defined in Section 1.1 of the Pooling Agreement) of such Receivables.

                  (f) Any reference herein or in any other Transaction Document to a provision of the Internal Revenue Code or ERISA shall be deemed a reference to any successor provision thereto.

                  (g) All references herein to any agreement or instrument shall be deemed references to such agreement or instrument as amended or modified from time to time, subject to compliance with any restrictions herein on the amendment or modification of such agreement or instrument.


                                   ARTICLE II
                        PURCHASE AND SALE OF RECEIVABLES

         2.1      PURCHASE AND SALE OF RECEIVABLES.

                  (a) Subject to the terms and conditions of this Agreement, each of the Sellers, on the related Effective Date does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Company, all of its respective right, title and interest, in, to and under: (i) in the case of such Effective Date, all Receivables and Related Property in respect of such Receivables of such Seller existing on such Effective Date, (ii) all Receivables created by such Seller thereafter but prior to the close of business on the day immediately preceding any termination under Article VII or Section 9.15 with respect to such Seller and all Related Property in respect of such Receivables, (iii) all payment and enforcement rights (but none of the obligations) with respect to such Receivables, (iv) all Collections with respect to (i), (ii) and (iii), and (v) each Lock Box, Lock Box Account (including each related Lock Box Agreement) and each Concentration Account (including each related Concentration Account Agreement), all immediately and automatically and without any further action on the part of any Seller or any other Person (it being understood that the Purchase Price for such Receivables is not being transferred by the Seller to the Company). If any Seller shall not have received payment from the Company of the Purchase Price for any Receivable on the Payment Date therefor in accordance with the terms of subsection 2.3(c), such Receivable, Related Property, payment and enforcement rights and Collections with respect thereto shall, upon receipt of notice from the applicable Seller of such failure to receive payment, immediately and automatically be sold, transferred, assigned and reconveyed by the Company to such Seller without any further action by the Company or any other Person.

                  (b) Subject to the terms and conditions set forth herein, the Company does hereby purchase from each of the Sellers such Receivables and Related Property of each Seller.

                  (c) All sales of Receivables and Related Property by any Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by, any Seller, except as otherwise specifically provided herein.

The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in a creation or assumption by the Company of any obligation of any Seller or any other Person in connection with the Receivables, the Related Property or any agreement or instrument relating thereto, including any obligation to any Obligor.

                  (d) In connection with the foregoing conveyances, each Seller agrees to record and file, or cause to be recorded and filed, at its own expense, financing statements (and continuation statements with respect to such financing statements when applicable), and any other similar instruments, with respect to the Receivables, Related Property and Collections now existing and hereafter acquired by the Company from the Sellers meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the interests of the Company in the Receivables, Related Property and Collections, and to deliver evidence of such filings to the Company on or prior to the related Effective Date. It is the express intent of the parties to this Agreement that the transfer of such Receivables and Related Property by the Sellers to the Company, as contemplated by this Agreement be, and be treated as, sales. It is, further, expressly not the intention of the parties that such transfer be deemed a pledge of such Receivables, Related Property and Collections by the Sellers to the Company to secure a debt or other obligation of the Sellers.

                  (e) In connection with the foregoing conveyances, each Seller agrees at its own expense, as agent of the Company, that it will (i) indicate or cause to be indicated on the computer files and other listings relating to the Receivables that all Receivables and Related Property have been sold to the Company in accordance with this Agreement and (ii) deliver or cause to be delivered to the Company computer files, microfiche lists or typed or printed lists containing true and complete lists of all such Receivables, identified by Obligor and by the Receivables balance as of a date no later than five Business Days prior to the related Effective Date.

         2.2 PURCHASE PRICE. The amount payable by the Company to a Seller (the "PURCHASE PRICE") for Receivables and Related Property on any Payment Date under this Agreement shall be equal to the product of (a) the aggregate outstanding Principal Amount of such Receivables as set forth in the applicable Daily Report and (b) the Discounted Percentage with respect to such Seller.

         2.3      PAYMENT OF PURCHASE PRICE.

                  (a) Upon fulfillment of the conditions set forth in Article III, the Purchase Price for Receivables and Related Property shall be paid or provided for in the manner provided below on each day for which a Daily Report is prepared and delivered to the Company (each such day, a "PAYMENT DATE"). Each Seller hereby appoints the Master Servicer as its agent to receive payment of the Purchase Price for Receivables and Related Property sold by it to the Company and hereby authorizes the Company to make all payments due to such Seller directly to, or as directed by, the Master Servicer. The Master Servicer hereby accepts and agrees to such appointment.

                  (b) The Purchase Price for Receivables and the Related Property with respect thereto shall be paid by the Company on each Payment Date as follows:

                           (i) by netting the amount of any Seller Adjustment
Payments, Seller Indemnification Payments or Seller Repurchase Payments pursuant to Section 2.5 or 2.6 against such Purchase Price;

                           (ii) to the extent available for such purpose, in
cash from Collections distributed to the Company by the Trust;

                           (iii) to the extent available for such purpose, in
cash from the net proceeds of the sale of Investor Certificates received by the Company in consideration for the transfer of such Purchased Receivables by the Company pursuant to the Pooling Agreement;

                           (iv) at the option of the Company, by means of an
addition to the principal amount of the Subordinated Note in an aggregate amount equal to the remaining portion of the Purchase Price; PROVIDED, however, that with respect to any Seller, the outstanding principal amount of such Seller's interest in the Subordinated Note (exclusive of accrued and unpaid interest thereon which has been capitalized pursuant to the terms thereof) shall not at any time exceed fifteen percent (15%) of the aggregate Purchase Price received by such Seller from the Company with respect to the outstanding balance of the Purchased Receivables; and PROVIDED FURTHER that, on the Closing Date, the Company may pay by means of additions to the principal amount of the Subordinated Note only if, at the time of such payment and after giving effect thereto, the Aggregate Receivables Amount, after giving effect for this purpose to any Dilution Adjustments with respect to the Purchased Receivables, less the amount of its liabilities, including (i) the principal balance of the Investor Certificate and all interest and premium thereon; (ii) its liabilities on the Subordinated Note; and (iii) all interest and other fees payable under the Pooling Agreement and the other Transaction Documents must not be less than the product of the Aggregate Receivables Amount and the Loss Reserve Ratio for the Series 2001-1 Class B Certificates (or, if Certificates are no longer outstanding, the Loss Reserve Ratio that would have been in effect) for such date. Any such addition to the principal amount of the Subordinated Note shall be allocated among the Sellers by the Master Servicer in accordance with the provisions of subsection 2.3(c). The Master Servicer may evidence such payments by means of additions to the principal amount of the Subordinated Note by recording the date and amount thereof on the books and records of the Master Servicer for the account of the Sellers or on the grid attached to such Subordinated Note; PROVIDED that the failure to make any such recordation or any error in such grid shall not adversely affect any Seller's rights; and

                           (v) in cash from the proceeds of any capital
contributed by Parent to the Company, if any, in respect of its equity interest in the Company.

                  (c) The Master Servicer shall be responsible, in its sole discretion but in accordance with the preceding subsection, for allocating among the Sellers the payment of the Purchase Price for Receivables and any amounts netted therefrom pursuant to subsection 2.3(b)(i) which allocation shall be, subject to the first proviso contained in subsection 2.3(b)(iv), either in the form of the cash received from the Company or as an addition to the principal amount of the Seller's interest in the Subordinated Note. The Company shall be entitled to pay all amounts in respect of the Purchase Price of Receivables and Related Property to an account of the Master Servicer without regard to whether or how such payments are allocated by the Master Servicer among the Sellers. All payments under this Agreement (i) shall be made on the date specified therefor in U.S. Dollars in same day funds or by check, as the Master Servicer shall elect, (ii) in all cases, shall be made not later than 3:00 p.m., New York City time, and (iii) shall be made to the bank account designated in writing by the Master Servicer to the Company.

                  (d) Whenever any payment to be made under this Agreement shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Amounts not paid when due in accordance with the terms of this Agreement shall bear interest at a rate per annum equal at all times to the Base Rate PLUS 2%, payable on demand, PROVIDED that the Company shall make all payments hereunder from funds available to the Company which are not otherwise needed to be applied to the payment of any amounts by the Company pursuant to the Pooling Agreement (including any Supplement).

         2.4 NO RIGHT TO REPURCHASE. Except to the extent expressly set forth herein, no Seller shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Company any Purchased Receivables or Related Property or to rescind or otherwise retroactively affect any purchase of any Purchased Receivables or Related Property after the Payment Date relating thereto.

         2.5 REBATES, ADJUSTMENTS, RETURNS AND REDUCTIONS, MODIFICATIONS. From time to time a Seller may make Dilution Adjustments (as defined below) to Receivables in accordance with this Section 2.5 and Section 6.2. The Sellers, jointly and severally, agree to pay to the Company, on the Payment Date immediately succeeding the date of the grant of any Dilution Adjustment (regardless of which Seller shall have granted such Dilution Adjustment), the amount of any such Dilution Adjustment (a "SELLER ADJUSTMENT PAYMENT"); PROVIDED, that, prior to any Purchase Termination Event, any such payments to the Company shall be netted against the Purchase Price payable on such Payment Date of newly created Receivables in accordance with subsection 2.3(b)(i). A "DILUTION ADJUSTMENT" shall mean any rebate, discount, allowance, refund or adjustment (including, without limitation, as a result of the application of any special or other discounts or any reconciliations) of any Receivable, the amount owing for any returns or cancellations and the amount of any other reduction of any payment under any Receivable in each case granted or made by the applicable Seller to the related Obligor, PROVIDED that a Dilution Adjustment does not include any reduction resulting from a Charged-Off Receivable. The amount of any Dilution Adjustment shall be set forth on the first Daily Report prepared after the date of the grant thereof.

         2.6      LIMITED REPURCHASE REMEDY; SPECIAL INDEMNIFICATION.

                  (a) In the event that any of the representations or warranties contained in Section 4.2 in respect of any Receivable shall be or have been incorrect as of the date made or deemed made (a "REPURCHASE EVENT"), such Receivable shall cease to be an Eligible Receivable on the date on which such Repurchase Event occurs. In addition, if a Repurchase Event shall occur with respect to any Receivable, then the Sellers, jointly and severally, agree to pay to the Company an amount equal to the Purchase Price of such Receivable (whether the Company paid such Purchase Price in cash or otherwise) less Collections received by the Company in respect of such Receivable, regardless of which Seller shall have been responsible for such Repurchase Event, such payment to occur on or prior to the 30th day after the day such Repurchase Event becomes known to any Seller (except that if such 30th day is not a Business Day, such payment shall be made on the Business Day immediately succeeding such 30th day) unless such Repurchase Event shall have been cured on or before such 30th day; PROVIDED that in the event that (x) a Purchase Termination Event has occurred and is continuing with respect to any Seller or (y) the Company shall be required to repurchase such Receivable pursuant to Section 2.5 of the Pooling Agreement and the Company has insufficient funds to make such a repurchase, the Sellers shall make such payment immediately pursuant to the repurchase obligation hereunder; PROVIDED FURTHER, that, prior to the occurrence of any Purchase Termination Event, any such payments to the Company shall be netted against the Purchase Price of newly created Receivables, payable on or after the date such Repurchase Event occurs, in accordance with subsection 2.3(b)(i). Any payment by any Seller pursuant to this Section 2.6(a) is referred to as a "SELLER REPURCHASE PAYMENT." If, on or prior to such 30th day (or the Business Day immediately succeeding such 30th day, as applicable, or any earlier date specified above), any Seller shall have made the Seller Repurchase Payment and so reacquired any such Receivable, then the Company shall have no further remedy against the Sellers in respect of the Repurchase Event with respect to such reacquired Receivable. Upon a Seller Repurchase Payment, the Company shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the applicable Seller, without recourse, representation or warranty, all the right title and interest of the Company in, to and under such Receivable and the Related Property with respect thereto (other than Collections received by the Company and applied in determining the Seller Repurchase Payment). The Company shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by such Seller to effect the conveyance of such Receivable pursuant to this Section 2.6(a).

                  (b) In addition to their obligations under Section 9.3, the Sellers, jointly and severally, agree to pay, indemnify and hold the Company harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of (i) any Eligible Receivable becoming subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this agreement) or (ii) any Seller breaching any covenant contained in Section 5.2, 5.8, 6.1, 6.2, 6.3, 6.4, 6.5,
6.8 or 6.9 with respect to any Receivable (each of the foregoing events or circumstances, an "INDEMNIFICATION EVENT"), and such Receivable shall cease to be an Eligible Receivable on the date on which such Indemnification Event occurs. The amount of such indemnification shall be equal to the Purchase Price of such Receivable (whether the Company paid such purchase price in cash or otherwise) plus the amount of any losses, or expenses incurred, less Collections received by the Company in respect of such Receivable, regardless of which Seller shall have been responsible for such Indemnification Event, such payment to occur on or prior to the 30th day after the day such Indemnification Event becomes known to any Seller (except that if such 30th day is not a Business Day, such payment shall be made on the Business Day immediately succeeding such 30th day) unless such Indemnification Event shall have been cured on or before such 30th day; PROVIDED that in the event that (x) a Purchase Termination Event has occurred and is continuing with respect to any Seller or (y) the Company shall be required to repurchase such Receivable pursuant to Section 2.5 of the Pooling Agreement and the Company has insufficient funds to make such a repurchase, the Sellers shall make such payment immediately pursuant to the indemnification obligation hereunder; PROVIDED FURTHER, that, prior to the occurrence of any Purchase Termination Event, any such payments to the Company shall be netted against the Purchase Price of newly created Receivables, payable on or after the date such Repurchase Event occurs, in accordance with subsection 2.3(b)(i). Any payment by any Seller pursuant to this Section 2.6(b) is referred to as a "SELLER INDEMNIFICATION PAYMENT." If, on or prior to such 30th day (or the Business Day immediately succeeding such 30th day, as applicable, or any earlier date specified above), any Seller shall make such Seller Indemnification Payment with respect to any such Receivable, then the Company shall have no further remedy against the Sellers in respect of the Indemnification Event with respect to such Receivable.

         2.7 OBLIGATIONS UNAFFECTED. The obligations of the Sellers to the Company under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any sale of a Receivable.

         2.8 CERTAIN CHARGES. Each of the Sellers and the Company agrees that late charge revenue, reversals of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Purchased Receivables shall be the property of the Company notwithstanding the occurrence of an Early Termination and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of Purchased Receivables.

         2.9 CERTAIN ALLOCATIONS. Each of the Sellers hereby agrees that all

Collections and other proceeds received from an Obligor shall be applied in respect of the Receivables of such Obligor as specified in the Pooling Agreement.


                                   ARTICLE III
                         CONDITIONS TO PURCHASE AND SALE

         3.1 CONDITIONS PRECEDENT TO THE COMPANY'S INITIAL PURCHASE OF RECEIVABLES. The obligation of the Company to purchase the Receivables and the Related Property hereunder on the related Effective Date from any Seller is subject to the conditions precedent, which may be waived by the Company, that:
(i) each of the Sale Documents shall be in full force and effect and (ii) the conditions set forth below shall have been satisfied on or before such Effective
Date:

                  (a) the Company shall have received copies of duly adopted resolutions of the Board of Directors of such Seller as in effect on such Effective Date and in form and substance reasonably satisfactory to the Company, authorizing this Agreement, the documents to be delivered by such Seller hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Seller;

                  (b) the Company shall have received duly executed certificates of the Secretary or an Assistant Secretary of such Seller, dated such Effective Date and in form and substance reasonably satisfactory to the Company, certifying the names and true signatures of the officers authorized on behalf of such Seller to sign this Agreement and any instruments or documents in connection with this Agreement;

                  (c) one or more Lockbox Accounts with respect to Receivables to be sold by such Seller shall have been established in the name of the Company;

                  (d) such Seller shall have filed and recorded or will file and record on such Effective Date, at its own expense, UCC-1 financing statements (and registered assignments, verification statements or other similar statements or instruments) with respect to the Receivables and the Related Property in such manner and in such jurisdictions as are necessary or desirable to perfect the Company's interest therein under the UCC of all applicable jurisdictions; and all other action necessary or desirable, in the reasonable judgment of the Company, to perfect the Company's interests in the Receivables and Related Property shall have been duly taken;

                  (e) each Seller shall have delivered to the Company a microfiche, typed or printed list, computer file or other tangible evidence reasonably acceptable to the Company showing as of a date no later then five Business Days preceding such Effective Date, the Obligors whose Receivables are to be transferred to the Company on such Effective Date and the balance of the Receivables with respect to each such Obligor as of such preceding date;

                  (f) the Company shall have received reports of UCC-1s and other searches of such Sellers with respect to the Receivables and the Related Property reflecting the absence of Liens thereon, except Liens created in connection with the sale by the Company of such Purchased Receivables pursuant to the Pooling Agreement and except for Liens as to which the Company has received UCC termination statements to be filed on or promptly following such Effective Date;

                  (g) the Company shall have received (A) legal opinions on behalf of such Seller as to general corporate matters of such Seller (including, without limitation, an opinion as to the perfection of the Company's interest in the Purchased Receivables and Related Property) and (B) confirmation (i) as to the "true sale" of the Purchased Receivables hereunder, and (ii) as to the likelihood of the substantive consolidation of such Seller, on the one hand, and the Company, on the other hand, all in form and substance reasonably satisfactory to the Company; and

                  (h) an Officers Certificate in form acceptable to the Company certifying that each of the other conditions precedent in this Section have been satisfied.

         3.2 CONDITIONS PRECEDENT TO ALL THE COMPANY'S PURCHASES OF RECEIVABLES. The obligation of the Company to purchase from and pay a Seller for any Receivable and the Related Property with respect thereto on each Payment Date (including the related Effective Date) shall be subject to the further conditions precedent that on such Payment Date:

                  (a) the following statements shall be true (and the acceptance by such Seller of the Purchase Price for any Receivables on any Payment Date shall constitute a representation and warranty by such Seller that on such Payment Date such statements are true):

                           (i) the representations and warranties of such Seller
contained in Section 4.1 shall be true and correct in all material respects and the representations and warranties of such Seller in Section 4.2 shall be true and correct, in each case, on and as of such Payment Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct in all material respects or true and correct, respectively, as of such other date); and

                           (ii) no Purchase Termination Event with respect to
such Seller or Potential Purchase Termination Event under Section 7.1 (d)(i) with respect to such Seller shall have occurred and be continuing;

                  (b) the Company shall be satisfied that such Seller's systems, procedures and record keeping relating to the Purchased Receivables are sufficient and satisfactory in order to permit the purchase and administration of the Purchased Receivables in accordance with the terms and intent of this Agreement (it being understood and agreed that as of the date hereof, the systems, procedures and record-keeping relating to the Receivables of the Sellers party to this Agreement as of the Closing Date are sufficient and satisfactory);

                  (c) the Company shall have received payment in full of all amounts for which payment is due from such Seller pursuant to Sections 2.5, 2.6 and 9.2;

                  (d) the Company shall have received such other approvals, opinions or documents as the Company may reasonably request; and

                  (e) such Seller shall have complied with all of its covenants and satisfied all of its obligations under this Agreement required to be complied with or satisfied as of such date; PROVIDED, HOWEVER, that the failure of any Seller to satisfy any of the foregoing conditions shall not prevent such Seller from subsequently selling Receivables upon satisfaction of all such conditions.

         3.3      CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.

                  (a) The obligations of each Seller on the related Effective Date shall be subject to the conditions precedent that the Master Servicer shall have received on or before such Effective Date the following, each dated on or before such Effective Date and in form and substance satisfactory to the Master
Servicer:

                           (i) a copy of duly adopted resolutions of the Board
of Directors of the Company authorizing this Agreement, the documents to be delivered by the Company hereunder and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company; and

                           (ii) a duly executed certificate of the Secretary or
Assistant Secretary of the Company certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

                  (b) The obligations of each Seller on each Payment Date shall be subject to the condition precedent that no Early Amortization Event set forth in paragraph (a) of Section 7.1 of the Pooling Agreement with respect to the Company shall have occurred and be continuing.

         3.4 CONDITIONS PRECEDENT TO THE ADDITION OF A SELLER. No Subsidiary of General Cable Corporation approved by the Company as an additional Seller pursuant to Section 9.14 shall be added as a Seller hereunder unless the conditions set forth below shall have been satisfied on or before the related Effective Date:

                  (a) the Company shall have received an Additional Seller Supplement duly executed and delivered by such Seller;

                  (b) each of the conditions set forth in Section 3.1 with respect to the addition of such Seller on the applicable Effective Date shall have been satisfied;

                  (c) the addition of such additional Seller shall satisfy the Rating Agency Condition and written consent of each Agent shall have been received; and

                  (d) the other conditions set forth in any Supplement with respect to the addition of Sellers shall be satisfied.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS AND WARRANTIES OF THE SELLERS RELATING TO THE SELLERS. Each Seller hereby represents and warrants to the Company, as to itself, as of the related Effective Date and each Payment Date:

                  (a) EXISTENCE; COMPLIANCE WITH LAW. It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, (ii) has the requisite power and authority, and the legal right to own and operate its property, or lease the properties it operates as lessee and to conduct its business as now conducted and as proposed to be conducted, except to the extent that the failure to have such legal right would not have a Material Adverse Effect, (iii) is duly qualified to do business and is in good standing (or is exempt from such requirements) under the laws of each jurisdiction in which its chief executive office is located or performance of its obligations under this Agreement requires such qualification and (iv) is in compliance with all Requirements of Law, except, in the case of clauses (iii) and (iv) to the extent that a failure to qualify or comply, as the case may be, would not have a Material Adverse Effect.

                  (b) ORGANIZATIONAL POWER; AUTHORIZATION. It has the requisite power and authority, and the legal right, to execute, deliver and perform this Agreement and each of the other Sale Documents to which it is a party, the sale of Receivables by it hereunder and the consummation of the other transactions contemplated by any of the foregoing, and it has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Sale Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the sales hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement and the other Sale Documents to which it is a party by or against such Seller other than (i) those consents which have duly been obtained or made and are in full force and effect on such date, (ii) any filings of UCC-1 financing statements necessary to perfect the Company's ownership interest in the Receivables and the Related Property and (iii) any such consent, authorization, filing, notice or other act the absence of which would not have a Material Adverse Effect. This Agreement and each other Sale Documents to which it is a party have been duly executed and delivered on behalf of such Seller.

                  (c) ENFORCEABILITY. This Agreement and each other Sale Document to which it is a party constitutes the legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect affecting the enforcement of creditors' lights in general and except as enforceability may be limited by general principles of equity (whether considered in a proceeding in equity or at law).

                  (d) NO LEGAL BAR. The execution, delivery and performance of this Agreement and each other Sale Document to which it is a party will not violate any Requirement of Law or Contractual Obligation of such Seller in any respect that would have a Material Adverse Effect, and will not result in the creation, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

                  (e) MATERIAL LITIGATION.

                           (i) There are no actions, suits or proceedings at law
or in equity or by or before any arbitrator, court or Governmental Authority now pending or, to the knowledge of such Seller, threatened against it or any of its properties, revenues or rights as to which there is a reasonable possibility of an adverse determination which (A) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect, or (B) involve this Agreement, any of the other Sale Documents, any other Transaction Document to which such Seller is a party or any of the transactions contemplated hereby or thereby.

                           (ii) The transactions hereunder and the use of the
proceeds thereof will not violate any Requirement of Law that would have a Material Adverse Effect.

                  (f) NO DEFAULT. It is not in default under or with respect to any of its Contractual Obligations in any respect or in violation of any Requirement of Law which would have a Material Adverse Effect. No Purchase Termination Event with respect to such Seller or Potential Purchase Termination Event under (or relating to) Section 7.1(d)(i) with respect to it has occurred and is continuing.

                  (g) TAX RETURNS. It has filed or caused to be filed all material tax returns (including without limitation U.S. Form 1120 (U.S. Corporation Income Tax Return)) required to have been filed by it and has paid or caused to be paid all taxes and assessments shown thereon to be due and payable, except (i) any taxes or assessments with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) any taxes or assessments the amount and validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been recorded in or otherwise provided for in its books. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                  (h) CAPITALIZATION. All of its Capital Stock is owned directly or indirectly by General Cable Corporation.

                  (i) EMPLOYEE BENEFIT PLANS. Each of such Seller and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to each Plan of such Seller or any of its ERISA Affiliates except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which such Seller or any of its ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file would not result in a Material Adverse Effect and the present value of all benefit liabilities under each Plan of such Seller or any of its ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation report applicable thereto, exceed the value of the assets of such Plan by any amount which could reasonably be expected to have a Material Adverse Effect. Neither such Seller nor any of its ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. Neither such Seller nor any of its ERISA Affiliates has received any notification that any Multi- Employer Plan is either insolvent or in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multi-Employer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  (j) FRAUDULENT TRANSFER. Such Seller is not entering into this Agreement with the intent to hinder, delay, or defraud its present or future creditors and is receiving reasonably equivalent value for the Receivables being transferred hereunder.

                  (k) SOLVENCY. The fair salable value of the assets of such Seller exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Seller. The assets of such Seller do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Such Seller does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature. Such Seller is solvent.

                  (l) ABSENCE OF CERTAIN RESTRICTIONS. No Contractual Obligation of such Seller or any of its Subsidiaries will prohibit or restrain, or have the effect of prohibiting or restraining, or imposing adverse conditions upon, the sale of Receivables and Related Property or the granting of Liens thereon except for any such Contractual Obligation the effect of which would not have a Material Adverse Effect and except as contemplated by the Transaction Documents.

                  (m) INDEBTEDNESS TO COMPANY. It had no outstanding Indebtedness to the Company other than amounts permitted by the Sale Documents.

                  (n) LOCKBOXES. Set forth in SCHEDULE 2 is a complete and accurate description of each Lockbox Account and Concentration Account currently maintained by such Seller. Each of the Lockbox Agreements and Concentration Account Agreements ,once entered into, shall be the legal, valid and binding obligation of each Seller party thereto, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                  (o) SECURITY. On or prior to such Effective Date, all filings and other acts necessary or advisable (including but not limited to all filings and other acts necessary or advisable under the UCC of each relevant jurisdiction) shall have been made or performed in order to grant the Company a first priority perfected security interest in respect of all Receivables as contemplated by Section 9.11 hereof.

                  (p) RECEIVABLES DOCUMENTS. Upon the delivery, if any, by such Seller to the Company of licenses, rights, computer programs, related materials, computer tapes, disks, cassettes and data relating to the administration of the Purchased Receivables pursuant to subsection 5.14(d)(v), the Company shall have been furnished with all materials and data necessary to permit immediate collection of the Purchased Receivables without the participation of any Seller in such collection.

                  (q) CHIEF EXECUTIVE OFFICE. At all times during the period of four calendar months ending on the Effective Date and at all times thereafter, the principal place of business and chief executive office of such Seller is maintained at the address listed opposite such Seller's name on SCHEDULE 1, which office is the place where such Person is "located" for the purposes of
Section 9-103 (3)(d) of the applicable UCC in effect on the date hereof, and the offices of such Seller where such Seller keeps its records concerning the Receivables are also located at the respective addresses listed in such Schedule opposite its name (or in each case at such other locations, notified to the Company in accordance with Section 5.6, in jurisdictions where all actions required by subsection 5.14(a) have been taken and completed). Schedule 1 also sets forth for such Seller the jurisdiction in which such Seller is "located" for purposes of section 9- 301 of the applicable UCC as it is expected to be revised on or about July 1, 2001 in most jurisdictions.

                  (r) BULK SALES ACT. No transaction contemplated hereby with respect to such Seller requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

                  (s) TRADE NAMES. Such Seller does not use any trade name, fictitious name, assumed name, or doing-business-as names other than its actual corporate name and those names set forth in EXHIBIT B to this Agreement. Except as set forth in EXHIBIT B to this Agreement, during the six-year period commencing on the date that fell six years before the date hereof, such Seller has not been known by any legal name other than its corporate name as of the date hereof, nor has it been the subject of any merger or other corporate reorganization.

                  (t) PURPOSE. Each Seller has found that the sale of Receivables on the terms and conditions specified in this Agreement is economically fair and reasonable to such Seller and in the best interest of such Seller and its creditors and represents a practicable course of action without impairing the rights and interests of such creditors.

                  (u) ACCURACY AND COMPLETENESS OF INFORMATION. Each Seller has disclosed all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (v) INVESTMENT COMPANY ACT. Each Seller is not controlled by or is not an "investment company" as defined in or subject to regulation under, the Investment Company Act of 1940, as amended.

         4.2 REPRESENTATIONS AND WARRANTIES OF THE SELLERS RELATING TO THE AGREEMENT AND THE RECEIVABLES. Each Seller hereby represents and warrants to the Company on the related Effective Date and on each Payment Date that with respect to the Receivables being paid for as of such date:

                  (a) RECEIVABLES DESCRIPTION. The microfiche, printed or typed list or computer file delivered pursuant to subsection 3.1(e) or attached to any Daily Report is a complete listing of all of its Receivables, which list is accurate in all material respects, as of the date indicated therein and the information contained therein with respect to the identity of such Receivables is true and correct in all material respects as of such date.

                  (b) ELIGIBLE RECEIVABLE. Each Receivable sold by it hereunder and designated on a Daily Report to be an Eligible Receivable will be, at its respective

Payment Date, an Eligible Receivable. The aggregate outstanding Principal Amount of Eligible Receivables sold by it on any Payment Date is correctly set forth on the Daily Report with respect to such Seller and with respect to such Payment Date.

                  (c) TITLE; NO LIENS. Other than with respect to Receivables which such Seller states in writing (in the applicable Daily Report or otherwise) are not Eligible Receivables on such date, such Seller is the sole legal and beneficial owner of its Receivables, and upon the sale of each such Receivable of such Seller, the Company will become the sole legal and beneficial owner of such Receivable, free and clear of any Liens (except for Permitted Liens which are described in clause (i) of the definition thereof), and no effective financing statement or other instrument similar in effect covering all or any part of such Purchased Receivable, Related Property or Collections with respect thereto will at such time be on file against such Seller in any filing, recording office or similar office, except such as have been filed in favor of the Company in accordance with this Agreement.


                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         Each Seller hereby agrees that, until the later of (i) the first date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company and (ii) any termination under
Article VII or Section 9.15 with respect to such Seller, such Seller or the Master Servicer on behalf of such Seller shall:

         5.1 CERTIFICATES; ACCOUNTING TREATMENT. Furnish to the Company not later than 90 days after the end of each fiscal year and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year:

                  (a) a certificate of a Responsible Officer of the Master Servicer stating that, to the best of such Responsible Officer's knowledge (after due inquiry), such Seller during such period has observed or performed all of its covenants and other agreements in all material respects, and satisfied every condition, contained in the Sale Documents to which it is a party and to be observed, performed or satisfied by it in all material respects, and that such Responsible Officer has obtained no knowledge of any Purchase Termination Event or Potential Purchase Termination Event except as specified in such certificate; and

                  (b) the consolidated financial statements of General Cable Corporation, which financial statements will disclose the effects of the transactions contemplated hereby in accordance with generally accepted accounting principles. The existence of the Company and its ownership of the Receivables will be disclosed in a footnote to General Cable Corporation consolidated financial statements and any financial statements distributed by any Seller.

         5.2 COMPLIANCE WITH LAWS, ETC. Comply with all Requirements of Law and Contractual Obligations affecting the collectability of the Purchased Receivables and the performance by such Seller of its obligations under this Agreement and the other Transaction Documents to which it is a party, except to the extent that the failure to so comply would not be reasonably expected to have a Material Adverse Effect.

         5.3 PRESERVATION OF CORPORATE EXISTENCE. Do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its legal existence and maintain such legal existence separate from that of the Company and (ii) preserve and maintain its rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain in good standing in the jurisdiction where its chief executive office is located and in each other jurisdiction where the failure to preserve and maintain such rights, franchises, privileges and qualification would be reasonably likely to have a Material Adverse Effect; PROVIDED that any Seller may be merged or consolidated with or into any other Seller or Parent. Nothing contained herein shall restrict in any manner the ability of any Seller to change the jurisdiction of its organization or the location of its chief executive office (subject to the provisions of Section 6.4); PROVIDED, HOWEVER, that no Seller shall change the location of its chief executive office to a state which is within the Tenth Circuit unless it delivers an Opinion of Counsel reasonably acceptable to the Rating Agency to the effect that OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), is no longer controlling precedent in the Tenth Circuit.

         5.4 VISITATION RIGHTS. At any reasonable time during normal business hours and from time to time, in each case upon reasonable notice to such Seller and the Master Servicer, permit (i) the Company, or any of its agents, representatives or assignees, (A) to examine and make copies of and abstracts from the records, books of account and documents (including computer tapes and disks) of each Seller relating to the Purchased Receivables and Related Property hereunder and (B) following the termination of the appointment of Parent as Master Servicer with respect to the Purchased Receivables, to be present at the offices and properties of such Seller to administer and control the collection of amounts owing on the Purchased Receivables and (ii) the Company, or any of its agents, representatives or assignees, to visit the properties of such Seller for the purpose of examining such records, books of account and documents, and to discuss the affairs, finances and accounts of such Seller relating to the Purchased Receivables or such Seller's performance hereunder with any of its officers or directors and with its independent certified public accountants (subject to any requirements of confidentiality imposed by law or contract).

         5.5 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement, or cause to be maintained or implemented, administrative and operating procedures reasonably necessary or advisable for the collection of amounts owing on all Purchased Receivables, and, until any delivery to the Company, keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of amounts owing on all such Purchased

Receivables and the Related Property with respect thereto.

         5.6 LOCATION OF RECORDS. So long as the UCC in effect as of the date of this Agreement is in effect in any applicable jurisdiction, keep its principal place of business, chief executive office and jurisdiction where it is located, and the offices where it keeps the records concerning the Purchased Receivables (and all original documents relating thereto) at the locations referred to for it on SCHEDULE 1 to this Agreement or after revised Article 9 of the UCC is in effect in any applicable jurisdiction, keep the jurisdiction in which it is located referred to in Schedule 1 to this Agreement or, upon 30 days' prior written notice to the Company, at such other locations in a jurisdiction where all action required by subsection 5.14(a) shall have been taken and completed and be in full force and effect; PROVIDED that the Rating Agency shall be notified of any such changes in location and such location is not in a state which is within the Tenth Circuit unless such Seller delivers an Opinion of Counsel reasonably acceptable to the Rating Agency to the effect that OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), is no longer controlling precedent in the Tenth Circuit.

         5.7 MASTER RECORD. At its own cost and expense, retain the ledger used by such Seller as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Company and other Persons with interests in the Purchased Receivables and mark the computer tape or other physical records of the Purchased Receivables to the effect that interests in the Purchased Receivables existing with respect to the Obligors listed thereon have been sold to the Company and that the Company has transferred an interest therein and, subsidiarily, has granted a security interest therein.

         5.8 POLICIES. Perform its obligations in accordance with and comply in all material respects with the Policies, in regard to the Purchased Receivables and the Related Property.

         5.9 OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on its books, or (b) the failure to so pay, discharge or satisfy all such obligations would not, in the aggregate, have a Material Adverse Effect and would not subject any of its properties to any Lien prohibited by Section 6.1.

         5.10 COLLECTIONS. Instruct each Obligor to make payments in respect of its Receivables to a Lockbox or a Lockbox Account in accordance with the standard Lockbox procedure of the Lockbox Processor or its agent or by wire transfer to the applicable Collection Account, except for payments made by any Obligor, consistent with the Policies, to employees of such Seller who mail or deposit such payments within one Business Day of receipt to a Lockbox or Lockbox Account.

         5.11 FURNISHING COPIES, ETC. Furnish to the Company:

                  (a) promptly upon a Responsible Officer of such Seller obtaining knowledge of the occurrence of any Purchase Termination Event or Potential Purchase Termination Event, written notice thereof;

                  (b) promptly following request therefor, such other information, documents, records or reports regarding or with respect to the Purchased Receivables of the applicable Seller, as the Company may from time to time reasonably request;

                  (c) promptly upon a Responsible Officer of such Seller obtaining knowledge of the occurrence thereof, written notice of any event of default or default under any other Sale Document;

                  (d) promptly upon a Responsible Officer of such Seller obtaining knowledge of the occurrence thereof, written notice of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

                  (e) promptly upon determining that any Purchased Receivable designated as an Eligible Receivable on the applicable Daily Report or Monthly Settlement Statement was not an Eligible Receivable as of the date provided therefor, written notice of such determination.

         5.12 OBLIGATIONS WITH RESPECT TO OBLIGORS AND RECEIVABLES. Take all actions on its part reasonably necessary to maintain in full force and effect its material rights under all contracts relating to the Purchased Receivables.

         5.13 RESPONSIBILITIES OF THE SELLERS. Notwithstanding anything herein to the contrary, (i) each Seller shall perform or cause to be performed all its obligations under the Policies related to the Purchased Receivables to the same extent as if such Purchased Receivables had not been transferred to the Company hereunder, (ii) the exercise by the Company of any of its rights hereunder shall not relieve any Seller of its obligations with respect to such Purchased Receivables and (iii) except as provided by law, the Company shall not have any obligation or liability with respect to any Purchased Receivables, nor shall the Company be obligated to perform any of the obligations or duties of any Seller thereunder.

         5.14 FURTHER ACTION. In addition to the foregoing:

                  (a) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all other instruments and documents, and take all further action, that may be necessary or desirable in such Seller's reasonable judgment or that the Company may reasonably request, in order to more fully effect the purposes of this Agreement and the transfer of the Receivables hereunder, to protect or more fully evidence the Company's right, title and interest in the Purchased Receivables, Related

Property or Collections thereon, or to enable the Company to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, each Seller will upon the request of the Company (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Company, advisable, (ii) indicate on its books and records that the Purchased Receivables have been purchased by the Company and that the Company has sold an interest therein and, subsidiarily, has granted a security interest therein in the Company's retained interest, and provide to the Company, upon request, copies of any such records, and (iii) obtain the agreement of any Person having a Lien on any Receivables owned by any Seller (other than any Lien created or imposed hereunder or under the Pooling Agreement or any Permitted Lien) to release such Lien upon the purchase of any such Receivables by the Company.

                  (b) Each Seller hereby irrevocably authorizes the Company and the Trustee to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Purchased Receivables, the Related Property and Collections sold or to be sold by such Seller without the signature of such Seller to the extent permitted by applicable law.

                  (c) If any Seller fails to perform any of its agreements or obligations under this Agreement, the Company may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Company incurred in connection therewith shall be payable by such Seller as provided in Section 9.3.

                  (d) Each Seller agrees that, upon the occurrence and during the continuation of a Purchase Termination Event with respect to such Seller or a Master Servicer Default:

                           (i) the Company (and its assignees) shall have the
right at any time to notify, or require that any Seller at such Seller's expense notify, the respective Obligors of the Company's ownership of the Purchased Receivables and Related Property and may direct that payment of all amounts due or to become due under the Purchased Receivables be made directly to the Company or its designee;

                           (ii) the Company (and its assignees) shall have the
right to (A) sue for collection on any Purchased Receivables or (B) sell any Purchased Receivables to any Person for a price that is acceptable to the Company. If required by the terms of Section 9-504 or 9-505 of the UCC or any successor provisions, the Company (and its assignees) may offer to sell any Purchased Receivable to any Person, together, at its option, with all other Purchased Receivables created by the same Obligor. Any Purchased Receivable sold hereunder (other than pursuant to the Pooling Agreement) shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale;

                           (iii) each Seller shall, upon the Company's (or its
assignee's)
written request and at such Seller's expense, (A) assemble all such Seller's documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record Receivables sold by such Seller and (2) are otherwise necessary or desirable to effect Collections of such Purchased Receivables (collectively, the "DOCUMENTS") and (B) deliver the Documents to the Company or its designee at a place designated by the Company. In recognition of each Seller's need to have access to any Documents which may be transferred to the Company (or its assignee) hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables purchased hereunder, the Company hereby grants to the applicable Seller an irrevocable (so long as such Receivables are outstanding) license to access the Documents transferred by such Seller to the Company (or its assignee) and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Seller's business provided that such Seller shall not disrupt or otherwise interfere with the Company's (or its assignee's) use of and access to the Documents and its computer software during such license period; and

                           (iv) upon written request of the Company, each Seller
will (A) deliver to the Company all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary to the immediate collection of the Purchased Receivables by the Company, with or without the participation of any Seller (excluding software licenses which by their terms are not permitted to be so delivered, PROVIDED that such Seller shall use its best efforts to obtain the consent of the relevant licensor to such delivery) and (B) make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably required by the Company.

                  (e) Each Seller hereby grants to the Company an irrevocable power of attorney (coupled with an interest) to take any and all steps in such Seller's name necessary or desirable, in the reasonable opinion of the Company, to collect all amounts due under the Purchased Receivables, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections, enforcing the Purchased Receivables and exercising all rights and remedies in respect thereof; PROVIDED that the Company may not exercise such power of attorney with respect to any Seller unless a Purchase Termination Event shall have occurred and be continuing with respect to such Seller or a Master Servicer Default shall have occurred.

         5.15 CERTAIN PROCEDURES. Each Seller shall take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not taken in order to (a) ensure that the assumptions and factual recitations set forth in the bankruptcy opinion of the company's counsel remain true and correct with respect to such Seller and (b) comply with those procedures described in such provisions which are applicable to such Seller.

         5.16 ERISA; TAXES. Pay and discharge promptly: (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, and (ii) all obligations, funding requirements and other liabilities under ERISA, in each case before the same shall become delinquent or in default, except to the extent that the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Seller shall set aside on its books adequate reserves as required by GAAP with respect thereto.


                                   ARTICLE VI
                               NEGATIVE COVENANTS

         Each Seller hereby agrees that, until the later of (i) the first date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company and (ii) any termination under
Article VII or Section 9.15 with respect to such Seller, such Seller shall not, directly or indirectly:

         6.1 LIENS. Except as otherwise herein provided, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Purchased Receivables or Related Property, or assign any right to receive proceeds in respect thereof, EXCEPT for Liens created or imposed hereunder or under the Pooling Agreement, any Concentration Account Agreement, or any Lockbox Agreement against such Receivable or the proceeds thereof.

         6.2 EXTENSION OR AMENDMENT OF RECEIVABLES. Extend, make any Dilution Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Purchased Receivables, except (a) in accordance with the terms of the Policies and only to the extent that such extension, amendment or modification does not adversely affect the collectability of the Purchased Receivables, (b) as required by any change in any Requirement of Law since the date of origination or (c) in the case of Dilution Adjustments, upon making a Seller Adjustment Payment pursuant to
Section 2.5, PROVIDED that the Master Servicer may cause Receivables to become Charged-Off Receivables in accordance with the terms of the Policies.

         6.3 CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Except as otherwise provided in Section 5.14, and except for payments made by any Obligor, consistent with the Policies, to employees of such Seller who mail or deposit such payments within one Business Day of receipt to a Lockbox or Lockbox Account, instruct any Obligor of any Purchased Receivables to make any payments with respect to any Receivables other than, in accordance with Section 5.10, to a Lockbox, a Lockbox Account or by wire transfer to the applicable Concentration Account; PROVIDED that, in accordance with the Pooling Agreement, (i) it may terminate any Lockbox Agreements or Lockbox Accounts and (ii) it may execute additional Lockbox Agreements or Lockbox Accounts and instruct Obligors to make payments in respect of any Receivables to such additional accounts.

         6.4 CHANGE IN NAME. Change its name, identity or corporate structure in any manner which would or might make any financing statement or continuation statement relating to this Agreement seriously misleading within the meaning of
Section 9-402(7) or any successor provision of the applicable UCC, or impair the perfection of the Company's interest in any Receivable under any other similar law, without 30 days' prior written notice to the Company and the Trustee.

         6.5 POLICIES. Make any change or modification (or permit any change or modification to be made) to the Policies, except (i) if such changes or modifications are necessary under any change in any Requirement of Law, (ii) if such changes or modifications would not reasonably be expected to have an adverse effect on the credit quality or collectability of the Receivables or the interests of the Certificateholders in any material respect or (iii) if the Rating Agency Condition is satisfied and the consent of any Agent is received with respect thereto.

         6.6 MODIFICATION OF LEDGER. Delete or otherwise modify the marking on the ledger referred to in Section 5.7.

         6.7 BUSINESS OF THE SELLERS.

                  (a) Engage at any time in any business or business activity other than the business conducted by it on the Effective Date and business activities reasonably incidental or related thereto and, in the case of Parent, such other business activities as Parent may reasonably determine could not be reasonably expected to have a Material Adverse Effect; or

                  (b) fail to maintain and operate such business in substantially the manner in which it is conducted and operated on the Effective Date if such failure could reasonably be expected to have a Material Adverse Effect.

         6.8 ACCOUNTING OF PURCHASES. Prepare any financial statements which shall account for the transactions contemplated hereby (other than capital contributions), in any manner other than as sales of the Purchased Receivables by such Seller to the Company or in any other respect account for or treat the transactions contemplated hereby (including for accounting purposes and, where taxes are not consolidated, for tax reporting purposes, except as required by law) (other than capital contributions contemplated hereby) in any manner other than as sales of the Purchased Receivables by such Seller to the Company.

         6.9 INSTRUMENTS. Take any action to cause any Purchased Receivable to be evidenced by any instrument (as defined in the applicable UCC or other similar statute or legislation) or any title in bearer form except in connection with the enforcement or collection of a Receivable.

         6.10 INELIGIBLE RECEIVABLES. Without the prior written approval of the

Company, take any action to cause, or which would permit, an Eligible Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.


                                   ARTICLE VII
                           PURCHASE TERMINATION EVENTS

         7.1 TERMINATION EVENTS. If any of the following events (herein called "PURCHASE TERMINATION EVENTS"; PROVIDED that the event described in paragraph
(g) below shall only be a Purchase Termination Event or Potential Purchase Termination Event as described hereinafter) shall have occurred and be continuing:

                  (a) any Seller shall fail (i) to pay any amount due pursuant to Section 2.5 (Dilution Adjustments) or 2.6 (Limited Repurchase and Indemnification) in accordance with the provisions thereof and such failure shall continue unremedied for a period of five Business Days or (ii) to pay any other amount required to be paid by such Seller hereunder and such failure shall continue unremedied for a period of five Business Days, in each case from the earlier of (A) the date any Responsible Officer of such Seller or the Master Servicer (so long as the Master Servicer is an affiliate of such Seller) obtains knowledge of such failure and (B) the date such Seller receives notice of such failure from the Company, the Master Servicer or the Trustee;

                  (b) any Seller shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained herein (other than as specified in paragraph (a) of this Section 7.1), PROVIDED that no such failure shall constitute a Purchase Termination Event under this paragraph
(b) unless such failure shall continue unremedied for a period of thirty (30) consecutive days from the earlier of (A) the date any Responsible Officer of such Seller or the Master Servicer (so long as the Master Servicer is an affiliate of such Seller) obtains knowledge of such failure and (B) the date such Seller receives notice of such failure from the Company, the Master Servicer or the Trustee;

                  (c) any representation, warranty, certification or statement made or deemed made by any Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made, which continues to be incorrect 30 days from the earlier of (A) the date any Responsible Officer of such Seller or the Master Servicer (so long as the Master Servicer is an affiliate of such Seller) obtains knowledge of such failure and (B) the date on which notice of failure, requiring the same to be remedied, shall have been given by the Company, the Master Servicer or the Trustee to such Seller, and as a result of such incorrectness, a Material Adverse Effect with respect to such Seller or the Company has occurred, PROVIDED, that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (c) based upon a breach of any representation or warranty set forth in Section 4.2 if the Sellers shall have complied with the provisions of Section 2.6 in respect thereof;

                  (d) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(x) relief in respect of any Seller or of a substantial part of the property or assets of any Seller under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Seller or for a substantial part of the property or assets of any Seller or
(z) the winding-up or liquidation of any Seller, and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                           (ii) any Seller shall (A) voluntarily commence any
proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (d)(i) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Seller or for a substantial part of the property or assets of such Seller, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, or (F) take any action for the purpose of effecting any of the foregoing; or

                           (iii) become unable, admit in writing its inability
or fail generally to pay its debts as they become due.

                  (e) there shall have occurred an Early Amortization Event set forth in Section 7.1(a) under the Pooling Agreement;

                  (f) Parent has been terminated as Master Servicer following a Master Servicer Default with respect to Parent under the Pooling Agreement;

                  (g) (i) there shall have been filed against any Seller, the Company or the Trust (x) a notice of federal tax Lien from the Internal Revenue Service or (y) a notice of Lien from the PBGC under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies, or (ii) a Responsible Officer of any Seller or the Company has received notice of the existence of any Lien referred to in clause (x) or (y) above; or

                  (h) there shall have occurred (I) an Early Amortization Event set forth in Section 7.1(b) or (c) under the Pooling Agreement or (II) the Early Amortization

Period with respect to all Outstanding Series shall have occurred and be continuing;

then; (1) in the case of any Purchase Termination Event described in paragraphs
(d), (e) and (h)(i) above with respect to any Seller, automatically the obligation of the Company to purchase Receivables from such Seller shall thereupon terminate without notice of any kind, which notice is hereby waived by the Sellers;

         (2) in the case of any Purchase Termination Event described in paragraph (h)(ii) above, automatically the obligation of the Company to purchase Receivables from such Seller shall thereupon terminate without notice of any kind, which notice is hereby waived by the Sellers unless both the Company and the Sellers agree in writing that such event shall not trigger an Early Termination hereunder,

         (3) upon the occurrence of an event described in paragraph (g) above, the obligation of the Company to pay for Receivables from such Seller shall thereupon automatically cease without notice of any kind, which notice is hereby waived by the Sellers, it being provided that (notwithstanding any such cessation) the event described in paragraph (g) above shall not constitute a Purchase Termination Event (or Potential Purchase Termination Event) unless and until such time as such Seller shall have failed to furnish the Company, the Trustee, any Agent and the Rating Agencies evidence within the 30-day period immediately following the occurrence of such event described in paragraph (g) proof of the release of, or payment of amounts secured by, such Lien or there shall have been provided security for the payment of all amounts secured by such Lien pursuant to arrangements reasonably satisfactory in form and substance to the Trustee, any Agent and the Rating Agencies, it being further provided that if such Seller shall furnish the Company, the Trustee, any Agent and each Rating Agency any such evidence within such 30-day period, the Company's obligation to pay for Receivables shall be automatically reinstated as of the date such evidence is so provided and no Purchase Termination Event (or Potential Purchase Termination Event) shall have occurred, and

         (4) in the case of any Purchase Termination Event (including any event described in clause (3) above), so long as such Purchase Termination Event shall be continuing, the Company may terminate its obligation to purchase Receivables from any or all of the Sellers by written notice to each such Seller (any termination pursuant to clause (1), (2) or (4) of this Article VII which affects a Seller is herein called an "EARLY TERMINATION" with respect to such Seller); PROVIDED, HOWEVER, in the event of an involuntary proceeding or petition as described in paragraph (d)(i) above, the Company shall not purchase Receivables from such Seller until such time, if any, as such involuntary petition or proceeding has been dismissed, PROVIDED that such dismissal shall have occurred within 60 days of the filing of such petition or the commencement of such proceeding.

                                  ARTICLE VIII

                              THE SUBORDINATED NOTE

         8.1 SUBORDINATED NOTE. On the date hereof, the Company shall issue to the Master Servicer on behalf of all the Sellers an unsecured subordinated note substantially in the form of EXHIBIT C (the "SUBORDINATED NOTE"). The aggregate principal amount of the Subordinated Note at any time shall be equal to the difference between (a) the aggregate principal amount on the issuance thereof and each addition to the principal amount of the Subordinated Note with respect to each Seller pursuant to the terms of Section 2.3 minus (b) the aggregate amount of all payments made in respect of the principal of the Subordinated Note. All payments made in respect of the Subordinated Note shall be allocated among the Sellers by the Master Servicer. Each Seller's interest in the Subordinated Note shall equal the sum of each addition thereto allocated to such Seller pursuant to subsection 2.3(c) less the sum of each repayment thereof allocated to such Seller. Interest on the principal amount of the Subordinated Note shall accrue at 8.5% PER ANNUM from and including the initial Effective Date and shall be paid on each Distribution Date with respect to amounts accrued and not paid as of the last day of the preceding Settlement Period and at the maturity date thereof, PROVIDED, however, that accrued interest on the Subordinated Note which is not so paid may be added to the principal amount of the Subordinated Note. Principal not prepaid pursuant to the terms hereof and of the other Sale Documents shall be payable on the maturity date thereof. Default in the payment of principal or interest under the Subordinated Note shall not constitute a default or event of default or a Purchase Termination Event hereunder, a Master Servicer Default under the Pooling Agreement or an Early Amortization Event under the Pooling Agreement or any Supplement thereto.

         8.2 RESTRICTIONS ON TRANSFER OF SUBORDINATED NOTE. Neither the Subordinated Note, nor any right of any Seller to receive payments thereunder, shall be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1      FURTHER ASSURANCES.

                  (a) Each Seller agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably required or requested by the Company more fully to effect the purposes of this Agreement and the sales of the Receivables hereunder, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables, the related Property or the Collections for filing under the provisions of the UCC of any applicable jurisdiction.

                  (b) From time to time at the request of a Seller, the Company shall deliver to such Seller such documents, assignments, releases and instruments of termination as such Seller may reasonably request to evidence the reconveyance by the Company to such Seller of a Receivable pursuant to the terms of subsection 2.1(a) or subsection 2.6(a), PROVIDED that the Company shall have been paid all amounts due thereunder; and the Company and the Master Servicer shall take such action as such Seller may reasonably request, at the expense of such Seller, to assure that any such Receivable, the Related Property with respect thereto and the proceeds thereof do not remain commingled with Collections hereunder.

         9.2 PAYMENTS. Each cash payment to be made by any of the Company or the Sellers hereunder shall be made on the required payment date and in immediately available funds at the office of the payee set forth in Section 9.9 or on
Schedule 1 or to such other office as may be specified by either party in a notice to the other party to this Agreement and in U.S. Dollars.

         9.3 COSTS AND EXPENSES. The Sellers, jointly and severally, agree: (a) to pay or reimburse the Company for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Sale Documents and any other documents prepared in connection herewith and therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable fees and disbursements of counsel to the Company; (b) to pay or reimburse the Company for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Transaction Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Company; (c) to pay, indemnify, and hold the Company harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by the Seller in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents; and (d) to pay, indemnify, and hold the Company harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively, "LIABILITIES"), (i) which may at any time be imposed on, incurred by or asserted against the Company in any way relating to or arising out of this Agreement or the transactions contemplated hereby or in connection herewith or any action taken or omitted by the Company under or in connection with any of the foregoing or (ii) which would not have been imposed on, incurred by or asserted against the Company but for its having purchased the Receivables hereunder (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "INDEMNIFIED LIABILITIES"), PROVIDED, that such indemnity shall not be available to the extent that such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Company, and PROVIDED, FURTHER, that the Sellers shall have no obligation under this Section 9.3 to the Company with respect to Indemnified Liabilities arising from (i) any action taken, or omitted to be taken, by a Master Servicer which is not an Affiliate of the Sellers, (ii) any Eligible Receivable which becomes a Charged-Off Receivable as a result of nonpayment by the Obligor with respect thereto or (iii) any action taken by the Trustee or the Company at the direction of the Trustee in collecting from an Obligor. The agreements in this Section 9.3 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

         9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Sellers and the Company and their respective successors (whether by merger, consolidation or otherwise) and assigns. Each Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Company. The Sellers acknowledge that the Company may and shall assign all of its rights hereunder to the Trustee. Each Seller consents to such assignment and agrees that the Trustee, to the extent provided in the Pooling Agreement, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or waiver) of the Company directly against such Seller, whether or not a Purchase Termination Event or a Potential Purchase Termination Event has occurred. Each Seller further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Trustee until all amounts due to the Investor Certificateholders are paid in full. The Trustee, on behalf of the Investor Certificateholders, shall have the rights of a third-party beneficiary under this Agreement.

         9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES TO THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

         9.6 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Company, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         9.7 AMENDMENTS AND WAIVERS. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Company and each affected Seller. Any amendment, supplement or modification shall not be effective until the Rating Agency Condition has been satisfied and until the consent of each Agent, and, if it would have a Material Adverse Effect on any Series of the Investor Certificates, the consent of a majority of the Controlling Class of such Series has been obtained, and no such amendment shall have an effect specified in the proviso of Section 11.1(b) of the Pooling Agreement without the consent of all Investor Certificateholders of the affected Series.

         9.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.9 NOTICES. All notices, requests and demands to or upon the respective parties to this Agreement to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and Parent, and as set forth on SCHEDULE 1 hereof in the case of the Sellers, or to such other address as may be hereafter notified by the respective parties to this Agreement:

                  IF TO THE COMPANY:

                           General Cable Capital Funding, Inc.
                           1105 N. Market Street, Suite 1300
                           Wilmington, DE 19899

                  IF TO THE SELLERS:

                           c/o General Cable Industries, Inc.
                           4 Tesseneer Drive
                           Highland Heights, KY 41076
                           Attn: Stephen J. Smith
                           Facsimile: (859) 572-8444

                  IN THE CASE OF BOTH THE COMPANY AND THE SELLERS, WITH A COPY
TO:

                           Blank Rome Comisky & McCauley LLP
                           One Logan Square
                           Philadelphia, PA 19103
                           Attn: Lawrence F. Flick, II, Esq.
                           Facsimile: (215) 569-5399

                  IF TO THE TRUSTEE:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           New York, NY 10001
                           Attention: Structured Finance Services - ABS
                           Facsimile: 212-946-3249

         9.10 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company.

         9.11 CONSTRUCTION OF AGREEMENT AS SECURITY AGREEMENT.

                  (a) The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Company and a sale by the applicable Seller of the Purchased Receivables and Related Property with respect thereto and not as a lending transaction. If, however, notwithstanding the express intent of the parties, such transactions are deemed to be loans, each Seller hereby grants to the Company a first priority security interest in all of such Seller's right, title and interest in and to the Receivables and the Related Property now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, including, without limitation, Recoveries, and all "PROCEEDS" thereof, to secure all such Seller's obligations hereunder.

                  (b) This Agreement shall constitute a security agreement under applicable law.

         9.12 WAIVERS OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SALE DOCUMENTS. EACH PARTY TO THIS AGREEMENT: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THIS AGREEMENT HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SALE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

         9.13 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (A) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY

OF NEW YORK, AND ANY APPELLATE COURT THEREFROM, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER SALE DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL COURT. EACH OF THE PARTIES TO THIS AGREEMENT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COMPANY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER SALE DOCUMENTS AGAINST ANY SELLER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                  (B) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER SALE DOCUMENTS IN ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (C) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.9. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         9.14 ADDITION OF SELLERS. Subject to Section 3.4 hereof and the terms and the conditions of this Section 9.14, from time to time one or more additional wholly-owned Subsidiaries (whether now owned or hereafter acquired) of General Cable Corporation may become Sellers hereunder and parties to this Agreement. If any such Subsidiary of General Cable Corporation wishes to become an additional Seller, it shall submit a request to such effect in writing to the Company. The Company, in its sole and absolute discretion, may agree to or deny any such request, PROVIDED that, if the Company shall have failed to respond to any such request within 30 days after receipt thereof, such request shall be deemed to have been denied. If the Company shall have agreed to any such request, such Subsidiary shall become an additional Seller hereunder and a party to this Agreement on the related Effective Date upon satisfaction of the conditions set forth in Sections 3.1 and 3.4.

         9.15 OPTIONAL TERMINATION OF A SELLER.

                  (a) Any Seller (other than Parent) may be terminated as a Seller hereunder on the date such Seller ceases to be a wholly-owned direct or indirect

Subsidiary of General Cable Corporation, PROVIDED (i) that the aggregate outstanding Principal Amount of Purchased Receivables sold by all Sellers which so cease to be wholly-owned Subsidiaries at such time (together with the aggregate outstanding Principal Amount of Purchased Receivables sold by all Sellers which have been terminated pursuant to this Section 9.15 within the preceding 90 days) shall not exceed 10% of the aggregate outstanding Principal Amount of all Purchased Receivables, (ii) that no Purchase Termination Event or Potential Purchase Termination Event has occurred and is continuing, or would occur as a result thereof and (iii) the other conditions set forth in the applicable Supplement shall have been satisfied. From and after the date any such Seller ceases to be a wholly-owned Subsidiary of General Cable Corporation and is so terminated, the Company shall cease buying Receivables and Related Property from such Seller. Each such Seller shall be released as a Seller party to this Agreement for all purposes and shall cease to be a Seller and party to this Agreement on the date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company, whether such amounts have been repurchased, collected or written off in accordance with the Policies. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the Transaction Documents to which it is a party with respect to Purchased Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to deposit Collections into the appropriate Lockboxes.

                  (b) From time to time the Sellers, or the Master Servicer on behalf of the Sellers, may request in writing that the Company designate one or more Sellers as Sellers that shall cease to be parties to this Agreement; PROVIDED that no Purchase Termination Event or Potential Purchase Termination Event has occurred and is continuing, or would occur as a result thereof, and PROVIDED FURTHER, that the Rating Agency Condition shall have been satisfied and each Agent shall have consented thereto. Any such request shall specify the minimum aggregate Principal Amount of outstanding Purchased Receivables to have been sold by the Sellers to be so designated by the Company. The Company, in its sole and absolute discretion, shall, within 45 days of receipt of such request, select the Sellers (other than Parent) to be so terminated, PROVIDED that the aggregate Principal Amount of outstanding Purchased Receivables previously sold by such Sellers shall be substantially equal to the Principal Amount specified in such request. Promptly after receipt of any such designation by the Company, the Sellers shall either (i) elect not to terminate such designated Sellers or
(ii) select a date, which date shall not be later than 30 days after the date of receipt of such designation, as the "SALE TERMINATION DATE" for such designated Sellers. From and after such date, the Company shall cease buying Receivables and Related Property from such Sellers. Each such Seller shall be released as a Seller hereunder for all purposes and shall cease to be a party to this Agreement on the date on which there are no amounts outstanding with respect to Purchased Receivables previously sold by such Seller to the Company, whether such amounts have been collected or written off in accordance with the Policies. Prior to such date, such Seller shall be obligated to perform its servicing and other obligations hereunder and under the

Transaction Documents to which it is a party with respect to Purchased Receivables previously sold by such Seller to the Company, including, without limitation, its obligation to deposit Collections into the appropriate Lockboxes.

                  (c) A terminated Seller shall have no obligation to repurchase any Receivables other than Receivables previously sold by it to the Company which are subject to a Repurchase Event.

         9.16 NO BANKRUPTCY PETITION. Each Seller and Parent by entering into this Agreement, and any present or future holder of the Subordinated Note, by its acceptance thereof, covenants and agrees that, prior to the date which is one year and one day after payment in full of all Investor Certificates it will not institute against, or join any other Person in instituting against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

         9.17 TERMINATION. This Agreement will terminate at such time as (i) the commitment of the Company to purchase Receivables from all Sellers hereunder shall have terminated, and (ii) all Receivables purchased hereunder have been collected, and the proceeds thereof turned over to the Company and all other amounts owing to the Company hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected, such Receivables have become Charged-Off Receivables and the Company shall have completed its collection efforts in respect thereto; PROVIDED, HOWEVER, that the indemnities of the Sellers to the Company set forth in this Agreement shall survive such termination for a period of three years and PROVIDED FURTHER, that, to the extent any amounts remain due and owing to the Company hereunder, the Company shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.

         9.18 CONFIDENTIALITY. The Company agrees to keep strictly confidential all information provided to it by each Seller pursuant to this Agreement, and shall not, without the prior written consent of the relevant Seller, disclose in any manner whatsoever, in whole or in part, and shall not use in any way other than for the purposes of this Agreement any such non-public information provided to it; PROVIDED that nothing herein shall prevent the Company from disclosing any such information (i) to the Trustee, (ii) if such information consists of Rule 144A Information, to any Investor Certificateholder or any prospective purchaser designated by any Investor Certificateholder, (iii) if such information consists of financial statements of the Company or Parent, to any Investor Certificateholder or any prospective purchaser designated by any Investor Certificateholder, (iv) to its employees, directors, agents, attorneys, accountants and other professional advisors in connection with the foregoing,
(v) upon the request or demand of any Governmental Authority having jurisdiction over the Company or any Investor Certificateholder (provided that notice of such request or demand shall be furnished to the affected Seller a reasonable time prior to the time for compliance therewith unless such notice is legally prohibited or such Governmental Authority requests that such notice not be furnished to the Seller), (vi) in response to any order of any court or other Governmental Authority or as may otherwise be required of the Company or any Investor Certificateholder pursuant to any Requirement of Law (provided that notice of such order or requirement shall be furnished to the affected Seller a reasonable time prior to the time for compliance therewith unless such notice is legally prohibited or such court or Governmental Authority requests that such notice or requirement not be furnished to the Seller), (vii) which has been publicly disclosed other than in breach of this Agreement or any Confidentiality Agreement or (viii) in connection with the exercise of any remedy hereunder or under the Pooling Agreement.


             {SIGNATURE PAGE TO RECEIVABLES SALE AGREEMENT FOLLOWS}

         IN WITNESS WHEREOF, the parties have caused this Receivables Sale Agreement to be executed by their respective duly authorized officers, all as of the day and year first appearing above.

                                GENERAL CABLE INDUSTRIES, INC., as
                                Master Servicer


                                By: ______________________________________
                                      Name: Stephen J. Smith
                                      Title: Vice President - Treasurer

                                GENERAL CABLE CAPITAL FUNDING, INC.,
                                as Purchaser


                                By: ______________________________________
                                      Name: Stephen J. Smith
                                      Title: Treasurer and Assistant Secretary


                                GENERAL CABLE INDUSTRIES, INC., as
                                Seller


                                By: ______________________________________
                                      Name: Stephen J. Smith
                                      Title:  Vice President - Treasurer






                 {SIGNATURE PAGE TO RECEIVABLES SALE AGREEMENT}

                                   SCHEDULE 1
                                   ----------

                     EXECUTIVE OFFICES/REV. ART. 9 LOCATION
                     --------------------------------------



General Cable Industries, Inc., incorporated in the State of Delaware 4 Tesseneer Drive
Highland Heights, KY 41076

                                   SCHEDULE 2
                                   ----------

                 LOCKBOXES/LOCKBOX ACCOUNT/CONCENTRATION ACCOUNT
                 -----------------------------------------------

                         GENERAL CABLE INDUSTRIES, INC.



       BANK                  LOCK BOX LOCATION

-----------------------------------------------------
PNC Bank, Ohio, N.A.         Pittsburgh PA
PNC Bank, Ohio, N.A.         Atlanta, GA
PNC Bank, Ohio, N.A.         Pasadena, CA


Concentration Account

PNC Bank, Ohio, N.A.

                                   SCHEDULE 3
                                   ----------

                              DISCOUNTED PERCENTAGE
                              ---------------------

The "DISCOUNTED PERCENTAGE" applicable to the Receivables purchased from any Seller on any date shall equal the percentage obtained from the following formula:

                           100% - (A + B + C + D)

all determined by such Seller and the Company as of the related Payment Date, where:

         A = Adjusted Loss Reserve Percentage, which as of such Payment Date will equal the ratio obtained by dividing (a) Charged-Off Receivables (net of Recoveries in respect of Charged- Off Receivables) with respect to such Seller during the twelve-fiscal-month period immediately preceding the Distribution Date most recently preceding such Payment Date by (b) the aggregate amount of Collections during such period with respect to Receivables originated by such Seller;

         B = Adjusted Yield Reserve Percentage, which as of such Payment Date will equal the amount obtained by dividing (a) the product of (i) Days Sales Outstanding MULTIPLIED BY (ii) the Adjusted Discount Rate, by (b) 360;

         C = .0005; and

         D = Processing Expense Reserve Percentage, which will equal .0003 and reflects the cost of the Company's overhead, including costs of processing the purchase of Receivables and other normal operating costs and a reasonable profit margin.

None of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Payment Date.

"ADJUSTED DISCOUNT RATE" means as of such Payment Date the sum of (a) the weighted average of (i) the weighted average rate of interest payable to the Investor Certificateholders with respect to the Aggregate Adjusted Invested Amount as such weighted average rate is in effect as at the end of the Settlement Period immediately preceding the Distribution Date most recently preceding such Payment Date, (ii) the rate of interest payable to the Sellers with respect to the outstanding principal amount of the Subordinated Note, as in effect as at the end of the fiscal month immediately preceding the Distribution Date most recently preceding such Payment Date and (iii) an assumed return on the stockholders' equity in the Company at a rate to be determined from time to time by the Master Servicer and (b) the amount obtained by DIVIDING (1) the




                                      3-1
aggregate amount of fees (other than the Monthly Servicing Fee) accrued pursuant to the Transaction Documents during the fiscal month immediately preceding the Distribution Date most recently preceding such Payment Date BY (2) the average outstanding Principal Amount of the Receivables during such fiscal month.

With respect to each calculation set forth above with respect to a Distribution Date, such calculation as calculated on each Settlement Report Date and included in the applicable Monthly Settlement Statement shall remain in effect from and including the related Distribution Date to but excluding the following Distribution Date.




                                      3-2

                                    EXHIBIT A
                                    ---------

                          ADDITIONAL SELLER SUPPLEMENT
                          ----------------------------

                                    EXHIBIT B
                                    ---------

                                   TRADE NAMES
                                   -----------


                                   BICCGeneral
                       BICC General Cable Industries, Inc.
                                  General Cable
                              General Photonics LLC

                                    EXHIBIT C
                                    ---------

                   NON-NEGOTIABLE SUBORDINATED PROMISSORY NOTE
                   -------------------------------------------

                                   May 9, 2001


         FOR VALUE RECEIVED, the undersigned, GENERAL CABLE CAPITAL FUNDING, INC., a Delaware corporation (the "BUYER"), promises to pay to the Master Servicer under the Pooling Agreement, initially General Cable Industries, Inc., on behalf of the Sellers, on the terms and subject to the conditions set forth herein and in the Receivables Sale Agreement referred to below, the aggregate principal amount of all advances made by the Master Servicer, on behalf of the Sellers in accordance with Section 2.3 of such Receivables Sales Agreement to the Buyer, less any payments received by the Master Servicer from the Buyer, in each case, on behalf of the Sellers pursuant to the Receivables Sale Agreement (subject to adjustment pursuant to the Receivables Sale Agreement). Such amount as shown in the records of the Master Servicer will be rebuttable presumptive evidence of the principal amount owing under this Note. The Master Servicer shall bear the sole responsibility for allocating payments under this Note among the various Sellers identified from time to time in the Receivables Sale Agreement.

         1. RECEIVABLES SALE AGREEMENT. This Note is a "Subordinated Note" described in, and is subject to the terms and conditions set forth in, that certain Receivables Sale Agreement, dated as of May 9, 2001 (as the same may be amended, supplemented, or otherwise modified in accordance with its terms, the "RECEIVABLES SALE AGREEMENT"), among General Cable Industries, Inc. (on its own behalf as Seller and as the Master Servicer) and the Buyer. Reference is hereby made to the Receivables Sale Agreement for a statement of certain other rights and obligations of the Buyer, the Sellers and the Master Servicer. In the case of any conflict between the terms of this Note and the terms of the Receivables Sale Agreement, the terms of the Receivables Sale Agreement shall control.

         2. DEFINITIONS. Capitalized terms used (but not defined) herein have the meanings ascribed thereto in the Receivables Sale Agreement or Master Pooling and Servicing Agreement dated as of May 9, 2001 by and among General Cable Capital Funding, Inc., General Cable Industries, Inc., as Master Servicer and The Chase Manhattan Bank, as Trustee as the same may be amended, supplemented or otherwise modified (the "POOLING AGREEMENT") as appropriate. In addition, as used herein, the following terms have the following meanings:

                  "FINAL MATURITY DATE" means the date that falls one year and one day after the later of (x) a Purchase Termination Event and (y) the Trust Termination Date.

                  "JUNIOR LIABILITIES" means all obligations of the Buyer to the Master

Servicer (acting on behalf of the Sellers) under this Note.

                  "SENIOR AGENT" means the Trustee.

                  "SENIOR INTERESTS" means (a) the interests acquired by the Trust pursuant to the Pooling and Servicing Agreement, and (b) all obligations of the Buyer to the Senior Interest Holders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Maturity Date.

                  "SENIOR INTEREST HOLDERS" means, collectively, the Trustee and the Investor Certificateholders.

                  "SUBORDINATION PROVISIONS" means, collectively, clauses (a) through (k) of Section 7 hereof.

         3. INTEREST. Subject to the Subordination Provisions, the Buyer promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day prior to the final payment in full and in cash of the Senior Interests, at a rate per annum equal to eight and one-half percent (8.5%).

         4. INTEREST PAYMENT DATES. Subject to the Subordination Provisions, the Buyer shall pay accrued interest on this Note on each Distribution Date with respect to amounts accrued and not paid as of the last day of the preceding Settlement Period and on the Final Maturity Date (or, if any such day is not a Business Day, the next succeeding Business Day) provided however, that accrued interest which is not so paid may be added to the principal amount of this Note. Subject to the Subordination Provisions, the Buyer also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

         5. BASIS OF COMPUTATION. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         6. PRINCIPAL PAYMENT DATES. Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day). Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

         7. SUBORDINATION PROVISIONS. The Buyer covenants and agrees, and the Master Servicer, as agent for various Sellers hereafter added to the Receivables Sale Agreement, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this Section 7:

         (a) No payment or other distribution of the Buyer's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Note unless all amounts payable in connection with the Pooling and Servicing Agreement and the related purchase agreements have been paid in full and then only to the extent such payment or other distribution is
(i) permitted under the Pooling and Servicing Agreement or (ii) made pursuant to Sections 4 or 6 of this Note subject to the Subordination Provisions;

         (b) On and after the first to occur of (i) any dissolution, winding-up, liquidation or reorganization of the Buyer (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Buyer or otherwise) (an "EVENT OF BANKRUPTCY"), and (ii) the occurrence of the Purchase Termination Date, the Senior Interests shall first be paid and performed in full and in cash before the Master Servicer shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Master Servicer would be entitled except for this subsection 7(b) shall be made directly to the Senior Agent (for the benefit of the Senior Interest Holders); and (y) the Master Servicer hereby irrevocably agrees that the Senior Agent, in the name of the Master Servicer or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceeding with respect to any and all claims of the Master Servicer relating to the Junior Liabilities, in each case until the Senior Interests shall have been paid and performed in full and in cash.

         (c) In the event that the Master Servicer receives any payment or other distribution of any kind or character from the Buyer or from any other source whatsoever, in respect of the Junior Liabilities, other than as expressly permitted by the terms of this Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Master Servicer to the Senior Agent (for the benefit of the Senior Interest Holders) forthwith until the Senior Interests have been paid in full. All payments and distributions received by the Senior Agent in respect of this Note, to the extent received in or converted into cash, may be applied by the Senior Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all reasonable expenses (including, without limitation, reasonable attorneys' fees and other legal expenses) paid or incurred by the Senior Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and any balance thereof shall, solely as between the Master Servicer and the Senior Interest Holders, be applied by the Senior Agent toward the payment of the Senior Interests in a manner determined by the Senior Agent to be in accordance with the Pooling and Servicing Agreement; but as between the Buyer and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.

         (d) Upon the final payment in full and in cash of all Senior Interests, the Master Servicer shall be subrogated to the rights of the Senior Interest Holders to receive payments or distributions from the Buyer that are applicable to the Senior Interests until the Junior Liabilities are paid in full.

         (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Master Servicer, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in the Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between the Buyer, its creditors (other than the Senior Interest Holders) and the Master Servicer, the Buyer's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the Receivables Sale Agreement or to affect the relative rights of the Master Servicer and creditors of the Buyer (other than the Senior Interest Holders).

         (f) The Master Servicer shall not, until the Senior Interests have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Buyer, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests or any rights in respect thereof or (ii) convert the Junior Liabilities into an equity interest in the Buyer.

         (g) The Master Servicer shall not commence, or join with any other Person in commencing, any proceedings related to an Event of Bankruptcy with respect to the Buyer until at least one year and one day shall have passed since the Senior Interests shall have been finally paid and performed in full and in cash.

         (h) If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Event of Bankruptcy or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

         (i) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Master Servicer, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; and (iv) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

         (j) The Master Servicer hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests, and (iii) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor.

         (k) These Subordination Provisions constitute a continuing offer from the Buyer to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Senior Agent may proceed to enforce such provisions on behalf of each of such Persons.

         8. AMENDMENTS, ETC. No failure or delay on the part of the Master Servicer in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by the Buyer and the Master Servicer, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons, including Section
11.1 of the Pooling Agreement, if applicable.

         9. LIMITATION ON INTEREST. Notwithstanding anything in this Note to the contrary, the Buyer shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum interest rate that may be contracted for, charged or received without violating applicable federal or state law.

         10. LIMITATION ON PAYMENTS. Notwithstanding any provisions contained in this Note to the contrary, this Note shall be non-recourse and is payable solely from the Company's interest in the Trust Assets. Buyer shall not, and shall not be obligated to, pay any amount pursuant to this Note unless the Buyer has available funds which may be used to make such payment and which funds are not required to repay any Senior Interests when due. Any amount which the Buyer does not pay to the Master Servicer pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in ss.101 of the Bankruptcy
Code) against or corporate obligation of the Buyer for any such insufficiency until the Final Maturity Date.

         11. NO NEGOTIATION. This Note is not negotiable.

         12. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         13. CAPTIONS. Paragraph captions used in this Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Note.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer thereunto duly authorized on the date first above written.

                               GENERAL CABLE CAPITAL FUNDING, INC.


                               By:_______________________________
                               Name:     Stephen J. Smith
                               Title:    Treasurer and Assistant Secretary




                      {Signature Page to Subordinated Note}